UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2021

ENVERIC BIOSCIENCES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Enveric Biosciences, Inc.	34103
4851 Tamiami Trail N, Suite 200	(Zip Code)
Naples, FL
(Address of principal executive offices)

Registrant’s telephone number, including area code: (239) 302-1707

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ENVB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

During the prior thirty days, Enveric Biosciences, Inc., a Delaware corporation (the “Company” or “ENVB”) has issued an aggregate of 1,194,843 shares of common stock in exchange for certain outstanding warrants to purchase an aggregate of 698,517 shares of the Company’s common stock at an exercise price of $4.66 pursuant to exchange agreements with the holders of such warrants. The Company believes that these exchanges are beneficial to the Company because the reacquired warrants contained provisions that required the Company to repurchase the warrants for cash at the holder’s option and/or “full ratchet” anti-dilution adjustments that may result in a reduction in the exercise price of such warrants and an increase in the number of shares issuable upon exercise thereof under certain circumstances. The Company has cancelled all of the warrants reacquired in such exchanges and they will not be reissued.

The issuance of the shares of the Company’s common stock in each exchange agreement was made in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended, and in the aggregate constitute less than 5% of the number of shares of the Company’s common stock issued and outstanding as of November 9, 2021, as reported on the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 15, 2021.

Additionally, as previously reported, on September 16, 2021, ENVB completed the previously announced amalgamation of MagicMed Industries Inc., a corporation existing under the laws of the Province of British Columbia (“MagicMed”), pursuant to an amalgamation agreement dated May 24, 2021 (the “Amalgamation Agreement”), by and among ENVB, 1306432 B.C. Unlimited Liability Company (formerly known as 1306432 B.C. Ltd.), an unlimited liability company existing under the laws of the Province of British Columbia and a wholly-owned subsidiary of ENVB (“HoldCo”), 1306436 B.C. Ltd., a corporation existing under the laws of the Province of British Columbia and a wholly-owned subsidiary of HoldCo (“Purchaser”), and MagicMed. Pursuant to the Amalgamation Agreement, Purchaser and MagicMed were amalgamated pursuant to section 269 of the British Columbia Business Corporations Act, with the amalgamated corporation, Enveric Biosciences Canada Inc., surviving as an indirect wholly-owned subsidiary of ENVB (the “Amalgamation”).

This Current Report on Form 8-K is being filed in order to provide as Exhibit 99.1 hereto the audited consolidated financial statements of MagicMed for the year ended June 30, 2021 and for the period from incorporation May 26, 2020 to June 30, 2020, and as Exhibit 99.2 hereto the unaudited pro forma condensed consolidated financial information of ENVB and MagicMed for the six months ended June 30, 2021 and the year ended December 31, 2020. The pro forma condensed consolidated financial information included herein has been presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations that would have been realized had the Amalgamation occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that ENVB may experience after the Amalgamation.

The purpose of this Current Report on Form 8-K is to, among other things, file the pro forma condensed consolidated financial information and the financial statements of MagicMed discussed above, and to allow such financial information to be incorporated by reference into ENVB’s registration statements filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited consolidated financial statements of MagicMed as of June 30, 2021 and for the period from incorporation May 26, 2020 to June 30, 2020, together with the related notes to the financial statements, are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial information of ENVB for the six months ended June 30, 2021 and for the year ended December 31, 2020, together with the related notes to the pro forma financial information, and giving effect to the Amalgamation as if it had been completed on June 30, 2021, are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
23.1	Consent of Zeifmans LLP
99.1	Audited consolidated financial statements of MagicMed for the year ended June 30, 2021 and for the period from incorporation May 26, 2020 to June 30, 2020
99.2	Unaudited pro forma condensed consolidated financial information of ENVB for the six months ended June 30, 2021 and the year ended December 31, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enveric Biosciences, INC.

Date: December 30, 2021	By:	/s/ Joseph Tucker
	Name:	Joseph Tucker
	Title:	Chief Executive Officer